                                                                     EXHIBIT 4.5

                      STOCK AND WARRANT PURCHASE AGREEMENT

         This STOCK AND WARRANT PURCHASE AGREEMENT is dated as of the 6th day of September, 2000 by and between Kana Communications, Inc., a Delaware corporation with its principal office at 740 Bay Road, Redwood City, California (the "Company" or "Kana"), and Andersen Consulting LLP, an Illinois limited liability partnership, with an office at 1661 Page Mill Rd., Palo Alto, California (the "Purchaser").

         WHEREAS, the Company desires to issue and sell to the Purchaser an aggregate of 400,000 shares (the "SHARES") of the authorized but unissued shares of common stock, $.001 par value per share, of the Company (the "COMMON STOCK"); and

         WHEREAS, the Company desires to issue and sell to the Purchaser a warrant (the "Warrant") to purchase an aggregate of up to 725,000 shares (the "Warrant Shares") of the authorized but unissued shares of the Common Stock; and

         WHEREAS, the Purchaser wishes to purchase the Shares and the Warrant (collectively with the Warrant Shares, referred to as the "Securities"), on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         (a) "AFFILIATE" means, (i) as to Purchaser, any partnerships, firms, corporations, entities, individuals, and their successors and assigns, wherever located, which together comprise the Andersen Consulting worldwide organization whether by virtue of their member firm interfirm agreements with Andersen Consulting Partners Societe Cooperative or any successor thereto acting to coordinate the business of such entities or by virtue of a contract with or ownership, direct or indirect, by a member firm or otherwise being under control, directly or indirectly, of one or more member firms and which are thereby deemed part of the Andersen Consulting worldwide organization and, (ii) as to Kana, a legal entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Kana. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

         (b) "ALLIANCE AGREEMENT" shall mean the Restated Master Alliance Agreement by and between the parties hereto of even date herewith.

         (c)  "CLOSING DATE" means the date of the Closing.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         (d) "CONSULTING SERVICES AGREEMENT" shall mean the Consulting Services Agreement by and between the parties hereto of even date herewith.

         (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

         (f) "SEC" shall mean the United States Securities and Exchange Commission.

         (g) "SEC DOCUMENTS" shall mean all documents filed by the Company with the SEC (including documents filed by Silknet Software, Inc.).

         (h) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

         2.   PURCHASE AND SALE OF THE SECURITIES.

              2.1   PURCHASE AND SALE.

         Subject to and upon the terms and conditions set forth in this Agreement (including all exhibits hereto) and the Alliance Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser, hereby agrees to purchase from the Company, at the Closing:

         (a)  400,000 shares of Common Stock; and

         (b) the Warrant in substantially the form attached hereto as EXHIBIT B.

         Purchaser shall deliver the consideration as set forth on EXHIBIT A at the Closing.

              2.2 CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of the Company, 740 Bay Road, Redwood City, California, on the second business day after the Company shall have given written notice to (the "Closing Notice") the Purchaser that all of the conditions precedent set forth in Section 6.1 have been satisfied in full or at such other location, date and time as may be agreed upon between the Purchaser and the Company. At the Closing, the Company shall deliver to each Purchaser a single stock certificate, registered in the name of such Purchaser, representing the number of shares of Common Stock purchased by such Purchaser, and the Warrant, against delivery of the purchase price.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

              3.1 INCORPORATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

              3.2 CAPITALIZATION. The authorized capital stock of the Company consists of (i) One billion shares of Common Stock, of which 93,162,339 shares were outstanding as of June 30, 2000 and (ii) 5,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. Except for options for the purchase of Common Stock or the right to purchase Common Stock pursuant to the Warrant, the Company's stock option plans and the Company's Employee Stock Purchase Plan, or as set forth in the SEC Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests except for the right to repurchase unvested Common Stock purchased by service providers.

              3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Warrant and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

              3.4 VALID ISSUANCE OF THE SHARES. The Shares being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof, and the Company's Amended and Restated Certificate of Incorporation, be duly authorized and validly issued, fully paid and nonassessable. The Company has reserved the Warrant Shares for issuance upon valid exercise of the Warrant, and upon issuance and payment therefore by cash or otherwise pursuant to the terms of the Warrant, and the Company's Amended and Restated Certificate of Incorporation, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable. There are no statutory or contractual shareholders' preemptive rights or rights of first refusal with respect to the issuance of the Shares or Warrant Shares.

              3.5 SEC DOCUMENTS. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document. Except as disclosed in the SEC Documents, there are no actions, suits, arbitrations, proceedings or investigations pending, or to the Company's knowledge, threatened involving the Company, or any other events which could have a material adverse effect on the Company. As of their respective dates, the financial statements included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and NASDAQ with respect thereto, and were in accordance with the books and records of the Company, were complete and accurate in all material respects, and present fairly the consolidated financial position and results of operations, changes in stockholders' equity and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, except that the unaudited financial statements may not be in accordance with GAPP because of the absence of footnotes normally contained therein and are subject to normal year end adjustments.

              3.6 CONSENTS. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement (the "Consents") and the consummation of the transactions contemplated herein and therein have been obtained and will be effective as of the Closing Date, except if the failure to obtain such Consents would not have a material adverse effect on the transactions contemplated hereby.

              3.7 NO CONFLICT. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.


              3.8 BROKERS OR FINDERS. The Company has not entered into an agreement with any broker or finder in connection with the transactions contemplated by this Agreement, and the Company has not incurred, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

              3.9 NASDAQ NATIONAL MARKET. The Common Stock is listed on the Nasdaq National Market System, and there are no pending, or to the Company's knowledge, threatened proceedings to revoke or suspend such listing.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to the Company as follows:

              4.1 AUTHORIZATION. All action on the part of Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Purchaser has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

              4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Purchaser is acquiring the Securities for investment, for its own account and not as nominee or agent, and not for resale or with a view to distribution thereof in violation of the Securities Act.

              4.3 PURCHASER STATUS; ETC. Purchaser certifies and represents to the Company that at the time Purchaser acquires any of the Securities, Purchaser will be an institutional Purchaser that is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment.

              4.4   SECURITIES NOT REGISTERED.

         (a) Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by Purchaser and not re-offered, resold, pledged or otherwise transferred unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and any such transfer is otherwise made in accordance with applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser understands that neither the Company nor any of its agents makes any representation as to the availability of Rule 144 or any other exemption under the Securities Act for the re-offer, resale, pledge or transfer of the Securities.

         (b)  Purchaser further represents that:

              (i) No offering circular or prospectus will be provided to such Purchaser or prepared in connection with the offer and issuance of the Securities and that neither the Company or any of its agents has provided, and will not be providing, Purchaser with any other material regarding the Securities or the Company prepared by the Company or any other person. Purchaser has not requested the Company or any of its agents to provide Purchaser with any such information.

              (ii) Except as set forth in Article 3 of this Agreement, neither the Company nor any of its agents makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to Purchaser by the Company, and nothing contained in any documents provided to Purchaser is, or shall be relied upon as, a promise or representation by the Company or any of its agents.

              (iii) An investment in the Securities includes a high degree of risk. In making the decision to acquire the Securities, (a) Purchaser has such business and financial experience as is required to give Purchaser the capacity to protect its own interests in connection with the purchase of the Securities, (b) Purchaser has not relied and will not rely on any investigation that any person acting on its behalf may have conducted with respect to the Securities or the Company and
         (c) such Purchaser will make its own
         investment decision regarding the Securities based on its own knowledge and investigation of the Company and the Securities.

              4.5 NO CONFLICT. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

              4.6 BROKERS. Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

              4.7 CONSENTS. All consents, approvals, orders and authorizations required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

         5.   COVENANTS.

         The Company shall use commercially reasonable efforts to include the Shares and the Warrant Shares in a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the SEC promptly after the Company is S-3 eligible, and to request acceleration of effectiveness by September 29, 2000. Such Registration Statement will provide for the non-underwritten resale of the Shares and the Warrant Shares. Company shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (a) such time all such Shares and Warrant Shares are sold and (b) such Shares and Warrant Shares are saleable under Rule 144(k). Such registration shall be subject to the normal terms and conditions used in connection with resale prospectuses.

         6.   CONDITIONS PRECEDENT.

              6.1 CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CONSUMMATE THE CLOSING. The obligation of Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1(a)).

         (b) The Alliance and Consulting Services Agreements shall have been executed and delivered by the Company.

         (c) The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company

         (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

         (e) The acquisition of the Securities by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

         (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

              6.2   CONDITIONS TO THE OBLIGATION OF THE COMPANY TO
CONSUMMATE THE CLOSING. The obligation of the Company to consummate the Closing and to issue and sell to Purchaser the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.2(a)).

         (b) The Alliance and Consulting Services Agreements shall have been executed and delivered by Purchaser.

         (c) The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

         (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

         (e) The issuance of the Securities by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

         (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

              Transfer, Legends.

              6.3 SECURITIES LAW TRANSFER RESTRICTIONS. Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares or Warrant Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 promulgated under the Securities Act or (iii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Warrant shall not be transferable, except as explicitly set forth in the Warrant. The Company shall not register on its securities ledger any transfer of the Securities in violation of this Section. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section. The foregoing shall not be deemed a restriction on Purchaser's ability to assign or transfer the Shares or Warrant Shares to its Affiliates; provided that any transfer shall be subject to all restrictions set forth above except that the Company agrees not to request an opinion of counsel, including the imposition of Legends on any certificate evidencing the transferred Shares as described in
Section 7.2 below.

              6.4 LEGENDS. Each certificate requesting any of the Shares or Warrant Shares shall be endorsed with the legends set forth below, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE

         REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT. THE COMPANY MAY REQUIRE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER IS EXEMPT FROM OR IN COMPLIANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW."

         7. TERMINATION; LIABILITIES CONSEQUENT THEREON. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

              (a) by the Purchaser, upon notice to the Company if the conditions set forth in Section 6.1 shall not have been satisfied on or prior to October 15, 2000; or

              (b) by the Company, upon notice to the Purchaser if the conditions set forth in Section 6.2 shall not have been satisfied on or prior to October 15, 2000; or

              (c) at any time by mutual agreement of the Company and the Purchaser; or

              (d) by the Purchaser, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof, (it being understood and agreed by Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

              (e) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

         Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

         8.   MISCELLANEOUS PROVISIONS.

              8.1 PUBLIC STATEMENTS OR RELEASES. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this

Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties; provided, that nothing in this Section 9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

              8.2 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

              8.3 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

              8.4 PRONOUNS. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

              8.5 NOTICES. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

All correspondence to the Company shall be addressed as follows:

                           Kana Communications, Inc.
                           740 Bay Road
                           Redwood City, CA 94063
                           Attention: General Counsel
                           Telecopier: (650) 474-8507

 with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA 94303
                           Attention: David A. Makarechian, Esq.
                           Telecopier: (650) 496-2885

                  All correspondence to Purchaser shall be sent to Purchaser at the address set forth below:

                           Andersen Consulting LLP
                           1661 Page Mill Road
                           Palo Alto, California 94304
                           Fax:  (650) 213-2222
                           Attention: General Counsel

With a copy to:

                           Andersen Consulting LLP
                           100 S. Wacker Drive
                           Chicago, Illinois 60606-5300
                           Fax:  (312) 693-7701
                           Attention: Legal Group, Ventures and Alliances

Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

              8.6 CAPTIONS. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

              8.7 SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

              8.8   GOVERNING LAW; INJUNCTIVE RELIEF.

                    (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                    (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the United States, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; PROVIDED, HOWEVER, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

              8.9 WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

              8.10 EXPENSES. Each party will bear its own costs and expenses in connection with this Agreement.


              8.11 ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Other than an assignment to an Affiliate or in the event of a merger, sale of substantially all the assets or similar change of control (in which case the assigning party shall provide prompt notice to the other party of the assignment), neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

              8.12 SURVIVAL. The respective representations and warranties given by the parties hereto shall terminate upon the Closing Date. The other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period one year (unless clearly stated otherwise), without regard to any investigation made by any party.

              8.13 ENTIRE AGREEMENT. This Agreement (and all exhibits and agreements referenced herein) constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.


                        [Remainder of page intentionally blank.]


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


         IN WITNESS WHEREOF, the parties hereto have executed this Stock and Warrant Purchase Agreement as of the day and year first above written.


COMPANY:                               KANA COMMUNICATIONS, INC.



                                       By: /S/ FRANKLIN P. HUANG
                                           --------------------------------
                                       Name:  Franklin P. Huang
                                       Title: Vice President and General Counsel




PURCHASER:                             ANDERSEN CONSULTING LLP



                                       By: /S/ STEPHEN M. LORACK
                                           ---------------------------------
                                           Name:  Stephen M. Lorack
                                           Title: Partner


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


                                    EXHIBIT A

                                    PURCHASER

                           NUMBER OF SHARES
PURCHASER                  TO BE PURCHASED                        CONSIDERATION
---------                  ----------------                       -------------
Andersen Consulting LLP    400,000                                          (1)




Andersen Consulting LLP    Warrant for 725,000 shares of Common Stock       (1)



(1)   *


*        INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN
         OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 406. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B

                                     WARRANT











                                       15